EXHIBIT 21




                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES


Listed below are the subsidiaries of The Black & Decker Corporation, all of which are either directly or indirectly 100% owned as of December 31, 1999, except as otherwise noted. Names of certain inactive, liquidated, or minor subsidiaries have been omitted.


Black & Decker Abrasives Inc.                                UNITED STATES
Black & Decker Inc.                                          UNITED STATES
Black & Decker (U.S.) Inc.                                   UNITED STATES
Black & Decker Funding Corporation                           UNITED STATES
Black & Decker Group Inc.                                    UNITED STATES
Black & Decker HealthCare Management Inc.                    UNITED STATES
Black & Decker Holdings Inc.                                 UNITED STATES
Black & Decker Investment Company                            UNITED STATES
Black & Decker (Ireland) Inc.                                UNITED STATES
Black & Decker India Inc.                                    UNITED STATES
Black & Decker Investments (Australia) Limited               UNITED STATES
Black & Decker Limited (LLC)                                 UNITED STATES
Black & Decker (Puerto Rico) LLC                             UNITED STATES
B&D Distribution, Inc.                                       UNITED STATES
Corbin Co.                                                   UNITED STATES
Emhart Corporation                                           UNITED STATES
Emhart Credit Corporation                                    UNITED STATES
Emhart Far East Corporation                                  UNITED STATES
Emhart Harttung Inc.                                         UNITED STATES
Emhart Inc.                                                  UNITED STATES
Emhart Industries, Inc.                                      UNITED STATES
Kwikset Corporation                                          UNITED STATES
Price Pfister, Inc.                                          UNITED STATES
Shenandoah Insurance, Inc.                                   UNITED STATES
Black & Decker Argentina S.A.                                ARGENTINA
Black & Decker Distribution Pty. Ltd.                        AUSTRALIA
Black & Decker Finance (Australia) Ltd.                      AUSTRALIA
Black & Decker Holdings (Australia) Pty. Ltd.                AUSTRALIA
Dewalt Industrial Powertool Company Pty. Ltd.                AUSTRALIA
Kwikset (Australasia) Pty. Ltd.                              AUSTRALIA
Black & Decker Werkzeuge Vertriebs-Gesellschaft m.b.H        AUSTRIA
DOM Sicherheitstechnik G.m.b.H.                              AUSTRIA
Black & Decker (Belgium) N.V.                                BELGIUM
Black & Decker Do Brasil Ltda.                               BRAZIL
Refal Industria e Comercio de Rebites e Rebitadeiras Ltda.   BRAZIL
Black & Decker Canada Inc.                                   CANADA
Black & Decker Holdings (Canada) Inc.                        CANADA
Black & Decker Cono Sur, S.A.                                CHILE
Maquinas y Herramientas Black & Decker de Chile S.A.         CHILE
Black & Decker (Suzhou) Power Tools Co., Ltd.                CHINA
Black & Decker de Colombia S.A.                              COLOMBIA
B&D de Costa Rica, S.A.                                      COSTA RICA
Tucker S.R.O.                                                CZECH REPUBLIC
Emhart Harttung A/S                                          DENMARK
Black & Decker de El Salvador, S.A. de C.V.                  EL SALVADOR
Black & Decker Oy                                            FINLAND
Black & Decker Finance S.C.A.                                FRANCE
Black & Decker (France) S.A.S.                               FRANCE
DOM S.A.R.L.                                                 FRANCE
Emhart Fastening & Assembly SNC                              FRANCE
Emhart S.A.R.L.                                              FRANCE
BAND Aussenhandel G.m.b.H.                                   GERMANY
B.B.W. Bayrische Bohrerwerke G.m.b.H.                        GERMANY
Black & Decker G.m.b.H.                                      GERMANY
DOM Sicherheitstechnik G.m.b.H.                              GERMANY
DOM Sicherheitstechnik G.m.b.H. & Co. KG                     GERMANY
Emhart Deutschland G.m.b.H.                                  GERMANY
Tucker G.m.b.H.                                              GERMANY
Black & Decker (Hellas) S.A.                                 GREECE
Black & Decker Hong Kong Limited                             HONG KONG
Emhart Asia Limited                                          HONG KONG
Baltimore Financial Services Company                         IRELAND
Baltimore Insurance Limited                                  IRELAND
Belco Investments Company                                    IRELAND
Black & Decker (Ireland)                                     IRELAND
Gamrie Limited                                               IRELAND
Black & Decker Italia S.P.A.                                 ITALY
Tatry Officina Meccanica S.r.l.                              ITALY
Fasteners & Tools, Ltd.                                      JAPAN
Nippon Pop Rivets & Fasteners Ltd.                           JAPAN
Black & Decker (Overseas) A.G.                               LIECHTENSTEIN
Black & Decker Luxembourg S.A.                               LUXEMBOURG
Black & Decker Asia Pacific (Malaysia) Sdn. Bhd.             MALAYSIA
Black & Decker (Malaysia) Sdn. Bhd.                          MALAYSIA
DeWalt Industrial Tools, S.A. de C.V.                        MEXICO
Black & Decker, S.A. de C.V.                                 MEXICO
Price-Pfister de Mexico, S. de R.L. de C.V.                  MEXICO
BD Power Tools Mexicana, S. de R.L. de C.V.                  MEXICO
Technolock, S. de R.L. de C.V.                               MEXICO
Nemef B.V.                                                   NETHERLANDS
Black & Decker (Nederland) B.V.                              NETHERLANDS
Black & Decker International Holdings B.V.                   NETHERLANDS
Black & Decker Overseas Holdings B.V.                        NETHERLANDS
Black & Decker (New Zealand) Limited                         NEW ZEALAND
Black & Decker (Norge) A/S                                   NORWAY
Sjong Fasteners A/S                                          NORWAY
Black & Decker de Panama, S.A.                               PANAMA
Black & Decker International Corporation                     PANAMA
Emhart Panama S.A.                                           PANAMA
Black & Decker Del Peru S.A.                                 PERU
Black & Decker Asia Pacific Pte. Ltd.                        SINGAPORE
Black & Decker (South Africa) Pty. Ltd.                      SOUTH AFRICA
Emhart Fastening Teknologies Korea, Inc.                     SOUTH KOREA
Black & Decker Iberica S.Com por A.                          SPAIN
Black & Decker Aktiebolag                                    SWEDEN
Emhart Teknik Akteibolag                                     SWEDEN
DOM AG Sicherheitstechnik                                    SWITZERLAND
Black & Decker (Switzerland) S.A.                            SWITZERLAND
Black & Decker (Thailand) Limited                            THAILAND
Black & Decker Ithalat Limited Sirketi                       TURKEY
Aven Tools Limited                                           UNITED KINGDOM
Bandhart                                                     UNITED KINGDOM
Bandhart Overseas                                            UNITED KINGDOM
Black & Decker Finance                                       UNITED KINGDOM
Black & Decker International                                 UNITED KINGDOM
Black & Decker                                               UNITED KINGDOM
Black & Decker Europe                                        UNITED KINGDOM
Emhart (Colchester) Limited                                  UNITED KINGDOM
Emhart International Limited                                 UNITED KINGDOM
Tucker Fasteners Limited                                     UNITED KINGDOM
United Marketing (Leicester)                                 UNITED KINGDOM
Black & Decker Rio de la Plata S.A.                          URUGUAY
Black & Decker de Venezuela, C.A.                            VENEZUELA
Black & Decker Holdings de Venezuela, C.A.                   VENEZUELA
Emhart Foreign Sales Corporation                             VIRGIN ISLANDS (US)